Exhibit (d)(2)(v)

FINAL FORM OF DIRECTOR AND OFFICER

TENDER AND SUPPORT AGREEMENT

November 21, 2012

Reckitt Benckiser LLC
Morris Corporate Center IV
399 Interpace Parkway
P.O. Box 225
Parsippany, NJ 07054-0225
Attention:  Kelly Slavitt

[                            ]:

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), by and among Reckitt Benckiser LLC, a Delaware limited liability company (“Parent”), Ascot Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Schiff Nutrition International, Inc., a Delaware corporation (the “Company”), and, solely for the purposes of Section 6.17 thereof, Reckitt Benckiser Group plc, a public limited company organized under the laws of England and Wales.  Capitalized terms used but not otherwise defined in this letter agreement will have the meanings set forth in the Merger Agreement.

The undersigned stockholder of the Company (the “Stockholder Party”) acknowledges and agrees that: (i) the Stockholder Party has been provided with the execution copy of the Merger Agreement, and the Stockholder Party will benefit directly and substantially from the Offer and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) the execution and delivery of this letter agreement by the Stockholder Party is a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement; and (iii) Parent and Merger Sub are entitled to rely on the Stockholder Party’s performance of its obligations contained in this letter agreement.

In consideration of the mutual covenants and premises contained in this letter agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this letter agreement, intending to be legally bound, agree as follows:

1.                                      Representations and Warranties of the Stockholder Party.  The Stockholder Party hereby represents and warrants to Parent and Merger Sub as follows:

a.                                      As of the date hereof, the Stockholder Party is the beneficial owner of the shares of Class A Common Stock, Company RSUs, Restricted Shares and Company Options (collectively, the “Company Securities”), as is indicated on the Stockholder Party’s signature page of this Agreement.  The Stockholder Party does not own, beneficially or otherwise, any Equity

Interests in the Company other than the Company Securities indicated on the Stockholder Party’s signature page to this letter agreement.

b.                                      The Stockholder Party has (or, upon issuance, will have) the sole right and authority to vote and dispose of the Subject Shares, and none of the Subject Shares is subject to any (i) voting trust or other agreement, arrangement, understanding or restriction with respect to the voting of such Subject Shares (other than this letter agreement) or (ii) Lien of any nature whatsoever that would prevent the Stockholder Party from complying with its obligations under this letter agreement.  For purposes of this letter agreement, the term “Subject Shares” means (i) all shares of Class A Common Stock beneficially owned by the Stockholder Party as of the date hereof, (ii) all Restricted Shares subject to the adoption by the Company Board (or the applicable committee thereof) of the resolutions contemplated by Section 3.4(c) of the Merger Agreement and the occurrence of the Offer Acceptance Time, (iii) all shares of Class A Common Stock issuable upon vesting of Company RSUs or change in control of the Company under Company RSUs, subject to the adoption by the Company Board (or the applicable committee thereof) of the resolutions contemplated by Section 3.4(b) of the Merger Agreement and the occurrence of the Offer Acceptance Time and (iv) any additional Shares that are issued to the Stockholder Party upon the exercise by the Stockholder Party of Company Options or otherwise acquired by the Stockholder Party, during the period from the date of this letter Agreement through the Expiration Date (or, if later, the expiration of any Subsequent Offering Period with respect to the Offer).  From and after the Offer Acceptance Time, the term “Subject Shares” shall exclude any of the foregoing that are purchased or accepted for payment in the Offer.

c.                                       The Stockholder Party has all necessary power and authority to execute and deliver this letter agreement and to perform its obligations hereunder.  If the Stockholder Party is a Person that is not an individual, the execution and delivery of this letter agreement by the Stockholder Party and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other similar action and no other proceedings on the part of the Stockholder Party and no other votes or written consents or corporate, partnership or other similar action or proceedings by or on behalf of the Stockholder Party are necessary to authorize this letter agreement or the performance of the Stockholder Party’s obligations hereunder.  This letter agreement has been duly and validly executed and delivered by the Stockholder Party and constitutes the valid and binding obligation of the Stockholder Party, enforceable against the Stockholder Party in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  If the Stockholder Party is married, and any of the Company Securities constitute community property or otherwise need spousal or other approval for this letter agreement to be legally valid and binding, a spousal consent substantially in the form attached hereto as Exhibit A has been duly authorized, executed and delivered by, and constitutes the legally valid and binding obligation of, the Stockholder Party’s spouse, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

d.                                      None of the execution, delivery or performance of this letter agreement by the Stockholder Party, or the Stockholder Party’s compliance with any of the provisions hereof will (with or without notice or lapse of time, or both): (a) conflict with or violate any Law applicable to the Stockholder Party or the Company Securities; (b) in the event that the Stockholder Party is a Person that is not an individual, conflict with or result in any breach of any organizational documents applicable to the Stockholder Party; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the Subject Shares pursuant to, any Contract that is binding on the Stockholder Party or any of its properties or assets.

2.                                      Agreement to Tender; Treatment of Company RSUs and Company Options.

a.                                                                                      Until the Expiration Date (or, if later, the end of a Subsequent Offering Period) has occurred, the Stockholder Party shall, as promptly as practicable following the date hereof, validly tender (and shall not withdraw) the Subject Shares that are issued and outstanding prior to the Effective Time and any Subject Shares issuable upon vesting of Company RSUs or upon a change in control of the Company (the “Outstanding Subject Shares”) pursuant to and in accordance with the terms of the Offer.  Unless the Expiration Date has occurred, the Stockholder Party shall, as promptly as practicable following the date hereof, pursuant to and in accordance with the terms and conditions of the Offer, (a) deliver to the depositary designated in the Offer, (i) a letter of transmittal with respect to the Outstanding Subject Shares complying with the terms of the Offer, (ii) certificates representing the Outstanding Subject Shares, if applicable, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (b) instruct its broker or such other person who is the holder of record of any Outstanding Subject Shares to tender such Subject Shares in the Offer pursuant to the terms and conditions of the Offer.  The Stockholder Party shall not tender the Outstanding Subject

Shares into any exchange or tender offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent.  Notwithstanding the foregoing, if the Expiration Date occurs due to a termination of the Merger Agreement pursuant to Article 8 thereof after the Stockholder Party has tendered any Outstanding Subject Shares in the Offer in accordance with this Section 2, the Stockholder Party may withdraw any such Outstanding Subject Shares pursuant to and in accordance with the terms and conditions of the Offer.

b.                                                                                      The Stockholder Party shall not exercise any Company Option prior to the Effective Time of the Merger without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that it would be reasonable for Parent to withhold such consent if Parent has not received assurance satisfactory to Parent in its reasonable discretion that the Shares issuable upon such exercise of Company Options will be issued in time to, and actually will be, tendered into the Offer, prior to the Expiration Date or during a Subsequent Offering Period; provided however, that any request to exercise a Company Option shall be deemed reasonable for purposes of this clause (b) to the extent that the holder of such exercised Company Option takes all necessary steps in order to tender the Shares issuable upon the exercise of such Company Option no later than 72 hours prior to the Expiration Date or the end of a Subsequent Offering Period).  With respect to any Subject Shares to be issued upon exercise of Company Options that were not tendered into the Offer (the “Option Subject Shares”), in the event that Parent and Merger Sub provide for a Subsequent Offering Period with respect to the Offer as permitted or required pursuant to the terms of the Merger Agreement, no later than the first Business Day of such Subsequent Offering Period, the Stockholder Party shall (a) deliver to the depositary designated in the Offer, (i) a letter of transmittal with respect to the Option Subject Shares complying with the terms of the offer, (ii) certificates representing the Option Subject Shares, if applicable, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer and such Subsequent Offer Period, and/or (b) instruct its broker or such other person who is the holder of record of any Outstanding Subject Shares to tender such Option Subject Shares in the Offer and such Subsequent Offering Period pursuant to the terms and conditions thereof.  The Stockholder Party shall not tender the Option Subject Shares into any exchange or tender offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent.

3.                                      Restrictions on Subject Shares and Company Options.

a.                                      During the term of this letter agreement, the Stockholder Party will not, without the prior written consent of Parent: (i) other than pursuant to the Offer or the Merger, directly or indirectly, by operation of law or otherwise, sell, transfer, pledge, deposit, hypothecate, assign or otherwise dispose of (including by gift) or encumber, or enter into any Contract with respect to the sale, transfer, conversion, pledge, deposit, hypothecation, assignment or other disposition or encumbrance of, any Subject Shares or Company Securities to any Person (other than the disposition of any Company Option resulting from the permitted exercise thereof or the disposition of any Company RSU resulting from the vesting thereof) (each, a “Transfer”); (ii) take any action or omit to take any action that would prohibit, prevent or preclude the Stockholder Party from performing its obligations under this letter agreement or that would make any representation or warranty contained herein untrue in any respect; or (iii) take any action that would materially delay or adversely affect the Stockholder Party’s ability to perform its obligations hereunder.  Any purported Transfer of the Company Securities or Subject Shares in violation of this Section 3(a) will be null and void ab initio.

b.                                      During the term of this letter agreement, the Stockholder Party will not enter into any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust, or otherwise, with respect to any Subject Shares and will not commit or agree to take any action prohibited by this letter agreement.  The Stockholder Party hereby revokes any and all such previous voting arrangements.

4.                                      Waiver of Appraisal and Dissenters’ Rights and Actions.  The Stockholder Party hereby (a) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that the Stockholder Party may have and (b) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, (i) against the Company, any of their respective Representatives or any of their respective successors relating to the negotiation, execution, or delivery of this letter agreement or the Merger Agreement, the consummation of the Offer or the Merger, including any claim alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation, execution, or delivery of the Merger Agreement, the consummation of the Offer or the Merger, or (ii) challenging the validity or seeking to enjoin the operation of any provision of this letter agreement.  Subject to Section 6 hereof, the waiver contained in this Section 4 will be absolute and perpetual.  The Company and its directors, officers and other Representatives (other than the Stockholder Party) are intended third-party beneficiaries of this Section 4.

5.                                      Stockholder Capacity.  The Stockholder Party is entering into this letter agreement solely in its capacity as a beneficial owner of the Subject Shares and the Company Securities.  For purposes of this letter agreement, (i) “affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, (ii) beneficial ownership” (and related terms such as “beneficially own” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act, and (iii) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.  Such Stockholder Party acknowledges that it is a sophisticated party with respect to its Company Securities and the Subject Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this letter agreement and has, independently and without reliance upon any of Parent or the Company and based on such information as such Stockholder Party has deemed appropriate, made its own analysis and decision to enter into this letter agreement.  Such Stockholder Party acknowledges that Parent and the Company have not made and are not making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this letter agreement.

6.                                      Termination.  THIS LETTER AGREEMENT WILL AUTOMATICALLY TERMINATE UPON THE EARLIER OF: (A) THE MUTUAL WRITTEN CONSENT OF THE PARTIES HERETO AND (B) THE VALID TERMINATION OF THE MERGER AGREEMENT IN ACCORDANCE WITH ARTICLE 8 THEREOF.  NO TERMINATION OF THIS LETTER AGREEMENT SHALL RELIEVE OR OTHERWISE LIMIT ANY PARTY OF LIABILITY FOR ANY BREACH OF THIS LETTER AGREEMENT OCCURRING PRIOR TO SUCH TERMINATION.  SECTION 9 SHALL SURVIVE TERMINATION OF THIS LETTER AGREEMENT.

7.                                      Waivers and Amendments.  This letter agreement may be amended, modified, altered or supplemented only by a written instrument executed by all of the parties to this letter agreement.  Any failure of the parties to this letter agreement to comply with any obligation, covenant, agreement or condition in this letter agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver.  No delay on the part of any party to this letter agreement in exercising any right, power or privilege under this letter agreement will operate as a waiver thereof, nor will any waiver on the part of any party to this letter agreement of any right, power or privilege under this letter agreement operate as a waiver of any other right, power or privilege under this letter agreement, nor will any single or partial exercise of any right, power or privilege under this letter agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this letter agreement.

8.                                      Certain Disclosures.  Subject to reasonable prior notice and approval (which shall not be unreasonably withheld, delayed or conditioned), the Stockholder Party shall permit and hereby authorizes Parent and the Company to publish and disclose the Stockholder Party’s identity and ownership of the Company Securities and the nature of the Stockholder Party’s commitments, arrangements and understandings pursuant to this letter agreement and any other information that the Company reasonably determines to be necessary or desirable in any press release or any other disclosure document in connection with the Offer, the Merger or any other transactions contemplated by the Merger Agreement (including the Schedule TO, the Offer to Purchase, the Schedule 14d-9 and the Information Statement).

9.                                      Miscellaneous.

a.                                      Any notices or other communications required or permitted under, or otherwise given in connection with, this letter agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained) or (ii) on the next Business Day if transmitted by international overnight courier, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

Reckitt Benckiser LLC
Morris Corporate Center IV
399 Interpace Parkway
P.O. Box 225
Parsippany, NJ, 07054-0225
Attn:	Kelly Slavitt
Fax:	(973) 404-5676

with a copy to (for information purposes only):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Toby S. Myerson
Kelley D. Parker
Steven J. Williams
Facsimile No.:	(212) 757-3990

If to the Stockholder Party, addressed to it at:

[Address]
Facsimile No.:	[ ]

with a copy to (for information purposes only):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention:	Tad Freese
Jamie Leigh
Facsimile No.:	(650) 463-2600

b.                                      Governing Law. This letter agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

c.                                       Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court, or, if the Chancery Court lacks subject matter jurisdiction of the action or proceeding, any Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and (v) consents to service of process in the manner and at the address set forth in Section 9(a).  Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this letter agreement will affect the right of any party to this letter agreement to serve process in any other manner permitted by Law.

d.                                      Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(d).

e.                                       Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto will be entitled to seek an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions hereof in any court referred to in Section 9(c), this being in addition to any other remedy to which they are entitled at Law or in equity.

f.                                        Severability.  If any term or other provision of this letter agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this letter agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

g.                                       Assignment.  This letter agreement will not be assigned by any party hereto by operation of Law or otherwise without the prior written consent of the other parties.  Subject to the preceding sentence, this letter agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective permitted successors and assigns.

h.                                      Counterparts.  This letter agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

i.                                          Remedies Cumulative.  Except as otherwise provided in this letter agreement, any and all remedies in this letter agreement expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

j.                                         Headings.  The headings contained in this letter agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this letter agreement.

[Signature page follows]

Please indicate your agreement to the covenants and terms set forth above by executing this letter agreement where indicated below and returning a signed copy to the attention of the Stockholder Party.

Very truly yours,

[Name of entity, if applicable]

[By:]
Name:

Shares that are beneficially owned:

Shares of Class A Common Stock

Shares of Class A Common Stock issuable upon vesting of Company RSUs

Shares of Class A Common Stock issuable upon vesting of Restricted Shares

Shares of Class A Common Stock issuable upon the vesting and exercise of Company Options

[Signature Page to Letter Agreement]

Acknowledged and Agreed to:

RECKITT BENCKISER LLC

By:	/s/ Frederic Larmuseau
Name:	Frederic Larmuseau
Title:	Senior Vice President and Manager

ASCOT ACQUISITION CORP.

By:	/s/ Frederic Larmuseau
Name:	Frederic Larmuseau
Title:	President

[Signature Page to Letter Agreement]

Exhibit A

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of the Stockholder Party and that the undersigned is familiar with the terms of that certain letter agreement (the “Agreement”), entered into as of                       , 2012, by and among Reckitt Benckiser LLC, a Delaware limited liability company (“Parent”), Ascot Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, and the undersigned’s spouse (the “Stockholder Party”).  All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Agreement.   The undersigned hereby agrees that the interest of the Stockholder Party in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the Stockholder Party.  The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.  The undersigned further authorizes the Stockholder Party to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the Stockholder Party shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: , 2012	SPOUSE:

Signature:

Print name:

[Signature Page to Spousal Consent]